CROUCH,  BIERWOLF & CHISHOLM
                         Certified Public Accountants
                         50 West Broadway, Suite 1130
                          Salt Lake City, Utah 84101
                            Office (801) 363-1175
                              Fax (801) 363-0615

August 31, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Re: Corvallis, Inc.

Dear Sirs:

We have reviewed Item 4 - Change in registrant's certifying accountant, of the Form 8-K. We are in agreement with the statements presented therein so far as statements pertain to Crouch, Bierwolf & Chisholm.

Sincerely,



/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm